                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "Agreement") is entered into as of January 16, 2003 (the "Execution Date") between Endurance Specialty Holdings Ltd., a Bermuda company (the "Company"), and James Kroner (the "Executive").

                  WHEREAS, the Company desires to employ the Executive to serve as the Chief Financial Officer of the Company, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth herein; and


                  WHEREAS, this Agreement replaces that certain Employment Agreement, dated as of June 29, 2002, between Endurance Specialty Insurance Ltd. and the Executive (the "Original Agreement").


                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

                  1. EMPLOYMENT. (a) Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence as of December 17, 2002 (the "Effective Date") and shall end on the first anniversary of the Effective Date, unless earlier terminated pursuant to Section 4 hereof.

                  (b) Expiration of Term. At the expiration of the term of this Agreement, the Company may in its sole discretion offer employment to the Executive pursuant to a separate employment agreement. If at the expiration of the term of this Agreement the Company does not offer the Executive employment pursuant to a separate employment agreement, the terms of which are at least as favorable (determined as set forth below) to the Executive as the terms of this Agreement (a "Separate Employment Agreement"), the Company shall agree to enter into with the Executive a general release and nonsolicitation agreement substantially in the form of Exhibit A hereto (the "Release and Nonsolicitation Agreement"). For purposes of determining whether the terms of a Separate Employment Agreement are at least as favorable to the Executive as the terms of this Agreement, (i) the Separate Employment Agreement shall include the terms of this Agreement, including this Section l(b) and (ii) the term of payment of Base Salary set forth in Section l(a) of Exhibit A to the Separate Employment Agreement and the term of continuation of benefits set forth in Section l(c) of Exhibit A to the Separate Employment Agreement in no event shall extend beyond December 17, 2006. Notwithstanding any other provision of this Section l(b), the Company shall not be required to enter into the Release and Nonsolicitation Agreement if this Agreement terminates for a reason set forth in Section 4 of this Agreement.

                  2. POSITION AND DUTIES. (a) Position. The Company shall employ the Executive during the Employment Period as its Chief Financial Officer. The Executive shall report to the Chief Executive Officer of the Company (the "CEO"). During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities the duties assigned to the Executive hereunder and shall devote the Executive's full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use the Executive's reasonable best efforts to promote the interests of the Company and its subsidiaries. Notwithstanding the foregoing, the Executive may continue to serve as a member of the board of directors of WJ Communications, Inc., Maxxim Medical, Inc., and ACMI Circon Corporation; and may engage in charitable, civic or community activities, provided that such memberships and activities do not interfere with the Executive's duties hereunder or violate the terms of any of the covenants contained in Section 6, 7 or 8 hereof.

                  (b) Duties. The Executive shall perform such duties as are normally associated with the position of Chief Financial Officer on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the board of directors of the Company (the "Board") or by the CEO. The Executive shall perform such duties in accordance with the Company's operational guidelines.

                  3. COMPENSATION. (a) Base Salary. During the Employment Period, the Company shall pay to the Executive a base salary at the rate of US $500,000 per annum ("Base Salary"), payable in accordance with the Company's executive payroll policy.

                  (b) Annual Bonus. The Executive shall be eligible each Period to receive an annual incentive bonus payable in cash ("Annual Bonus"). The Annual Bonus shall be based upon (i) the performance of the Company, (ii) the performance of the business unit or units of the Company for which the Executive is responsible and (iii) the Executive's personal contribution to the success of the Company, each as determined by the CEO in his sole discretion. The Annual Bonus shall not exceed 150% of the Executive's Base Salary. Such annual bonus shall be paid after the end of the Period at the same time as annual bonuses are paid to other executives.

                  (c) Relocation Expenses. The Company shall pay the Executive's proper and reasonable expenses relating to the relocation of the Executive's residence in a manner agreeable to the Company and the Executive upon the termination of the Executive's employment by the Company for any reason other than Serious Misconduct. Prior to such payment the Executive shall provide to the Company any substantiation for such expenses requested by the Company.

                  (d) Housing, Allowance. The Company shall pay the Executive's proper and reasonable expenses relating to the maintenance of the Executive's residence in Bermuda during the Employment Period. Prior to such payment the Executive shall provide to the Company any substantiation for such expenses requested by the Company. Notwithstanding the foregoing, the maximum amount the Company shall pay pursuant to this Section 3(d) shall be US $100,000, which maximum amount shall be prorated if the

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
Employment Period terminates prior to the expiration of this Agreement on the first anniversary of the Effective Date.

                  (e) Tax Gross-Up. To the extent that the Executive incurs any United States federal or state ordinary income tax liability on account of the housing allowance specified in Section 3(d) hereof, the Company shall reimburse the Executive for all such tax liability incurred and all United States federal and state ordinary income tax liability incurred as a result of the tax gross-up payments specified pursuant to this Section 3(e).

                  (f) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in (i) the Company's medical and dental plans, (ii) a suitable pension arrangement in accordance with Bermuda law and (iii) any other employee benefit plans made generally available to executives of the Company (such benefits set forth in items (i), (ii) and (iii) hereof being hereinafter referred to as the "Employee Benefits"). The Executive shall be entitled to five weeks of paid vacation. The Executive also shall be entitled to take time off for illness in accordance with the Company's policy for executives and to receive all other fringe benefits as are from time to time made generally available to executives of the Company.

                  (g) Expense Reimbursement. During the Employment Period, the Company shall reimburse the Executive, in accordance with the Company's policies and procedures, for all proper and reasonable expenses incurred by the Executive in the performance of the Executive's duties hereunder.

                  4. TERMINATION. (a) Death. Upon the death of the Executive, this Agreement shall automatically terminate and all rights of the Executive and the Executive's heirs, executors and administrators to compensation and other benefits under this Agreement shall cease immediately, except that the Executive's heirs, executors or administrators, as the case may be, shall be entitled to:

                  (i) accrued Base Salary through and including the date of the Executive's death;

                  (ii) other Employee Benefits to which the Executive was entitled on the date of the Executive's death in accordance with the terms of the plans and programs of the Company;

                  (iii) payment, in accordance with the Company's executive payroll policy, for each year during the period commencing on the date of the Executive's death and ending on December 17, 2006, of an amount equal to the Base Salary, which amount shall be prorated for any partial year during such period of payment;

                  (iv) the exercise of the Option (as defined in the Original Agreement) in accordance with the 20% Vesting Schedule, determined as if the Executive continuously had remained an employee of the Company until December 17, 2006, through and including December 17, and, to the extent not exercised during such period, the Option shall terminate; and

                  (v) the continuation until December 17, 2006 of the Employee Benefits to which the Executive was entitled on the date of the Executive's death, subject to such changes thereto as are generally applicable to the executives of the Company from time to time.

                  (b) Disability. The Company may, at its option, terminate this Agreement upon 30 days prior written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of the Executive's position, with or without reasonable accommodation, required of the Executive hereunder for a continuous period of 120 days or any 180 days during the Employment Period. Upon such termination, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

                  (i) accrued Base Salary through and including the effective date of the Executive's termination of employment;

                  (ii) other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company;

                  (iii) payment, in accordance with the Company's executive payroll policy, for each year during the period commencing on the date of the Executive's termination of employment and ending on December 17, 2006, of an amount equal to the Base Salary, which amount shall be prorated for any partial year during such period of payment;

                  (iv) the exercise of the Option (as defined in the Original Agreement) in accordance with the 20% Vesting Schedule, determined as if the Executive continuously had remained an employee of the Company until December 17, 2006, through and including December 17, 2007 and, to the extent not exercised during such period, the Option shall terminate; and

                  (v) the continuation until December 17, 2006 of the Employee Benefits to which the Executive was entitled on the date of the Executive's termination of employment, subject to such changes thereto as are generally applicable to the executives of the Company from time to time.

                  (c) Serious Misconduct. (i) The Company may, at its option, terminate the Executive's employment under this Agreement for Serious Misconduct (as such term hereinafter is defined) upon written notice to the Executive (the "Termination Notice"). The Termination Notice shall state the particular action(s) or omission(s) giving rise to termination for Serious Misconduct.

                  (ii) As used in this Agreement, the term "Serious Misconduct" shall mean:

                           (A) any intentional act of fraud, embezzlement or theft by the Executive in connection with the Executive's duties hereunder or

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
                           in the course of the Executive's employment hereunder or any prior employment, or the Executive's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement or theft;

                           (B) any breach by the Executive of any one or more of the covenants contained in Section 6, 7 or 8 hereof;

                           (C) any violation by the Executive of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; or

                           (D) any other action or omission by the Executive which is considered to be serious misconduct under The Employment Act 2000.

                  (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

                  (iv) If the Company terminates the Executive's employment under this Agreement for Serious Misconduct, the Option (as defined in the Original Agreement) shall terminate automatically on the date of the Executive's termination of employment, and all obligations of the Company hereunder shall cease, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(ii) hereof.

                  (d) Voluntary Termination. Upon 30 days prior written notice to the Company (or such shorter period as may be permitted by the Board), the Executive may, during the Employment Period, voluntarily terminate the Executive's employment with the Company for any reason. If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(d),
(i) the Option (as defined in the Original Agreement) shall be exercisable in accordance with the 20% Vesting Schedule, determined as if the Executive continuously had remained an employee of the Company until December 17, 2006, through and including December 17, 2007 and, to the extent not exercised during such period, the Option shall terminate; and (ii) all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(ii) hereof.

                  5. TAX WITHHOLDING. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of taxes that the Company is required to withhold pursuant to applicable laws, rules and regulations.

                  6. NONCOMPETITION; NONSOLICITATION. (a) General. The Executive acknowledges that in the course of the Executive's employment with the Company the Executive will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services will be of special, unique and extraordinary value to the Company and its subsidiaries.

                  (b) Noncompetition. The Executive agrees that during the Employment Period the Executive shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in the Business (as defined in this Section 6(b)) in any geographic area in which the Company or any of its subsidiaries is then conducting such business. For purposes of this Agreement, the "Business" shall mean any property or casualty coverages underwritten by the Company or any of its subsidiaries as an insurer or reinsurer during the Employment Period or the one-year period immediately preceding the commencement of the Employment Period.

                  (c) Nonsolicitation. The Executive further agrees that during the Employment Period and for a period of one year thereafter the Executive shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with the Business, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries.

                  (d) Exceptions. Nothing in this Section 6 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

                  (e) Reformation. If, at any time of enforcement of this
Section 6, a court or an arbitrator holds that the restrictions stated herein are unreasonable and/or unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable and/or enforceable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 6.

                  7. CONFIDENTIALITY. The Executive shall not, at any time during the Employment Period or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is required to be used

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
or disclosed by the Executive to perform properly the Executive's duties under this Agreement. Promptly following the termination of the Executive's employment with the Company, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which the Executive may then possess or have under the Executive's control (together with all copies thereof).

                  8. INVENTIONS. The Executive hereby assigns to the Company the Executive's entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by the Executive during the Employment Period, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

                  9. ENFORCEMENT. The parties hereto agree that the Company and its subsidiaries would be damaged irreparably in the event that any provision of
Section 6, 7 or 8 of this Agreement was not performed in accordance with its terms or was otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of Bermuda in any action by the Company to enforce an arbitration award against the Executive or to obtain interim injunctive or other relief pending an arbitration decision.

                  10. REPRESENTATIONS. The Executive represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

                  11. SURVIVAL. Sections 6,7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.


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                  12. ARBITRATION. Except as otherwise set forth in Section 9 hereof, any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Bermuda administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

                  13. INDEMNIFICATION. With respect to any claim, loss, damage or expense (including attorneys' fees) arising from the performance by the Executive of his duties as an officer or director of the Company, the Executive shall be entitled to indemnification by the Company to the fullest extent permitted by law and to reimbursement under any directors' and officers' liability insurance of the Company that may be in effect from time to time.

                  14. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 14:

                  If to the Company, to:

                           Endurance Specialty Holdings Ltd.
                           48 Par-La-Ville Road
                           Suite 784
                           Hamilton HM 11, Bermuda
                           Attention:  Chief Financial Officer
                           Facsimile:  (441) 278-0401

                  If to the Executive, to the residence address or residence facsimile number of the Executive set forth in the records of the Company.


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
                  15. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  16. ENTIRE AGREEMENT. This Agreement, including Exhibit A and the Non-Qualified Stock Option Agreement dated as of December 17, 2002, between the Company and the Executive, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements (including any employment agreements) or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof. Any employment agreement entered into between the Company and the Executive prior to the date of this Agreement shall be of no further force or effect.

                  17. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. In the event that following the termination of the Executive's employment the Executive shall die at a time when the Executive is entitled to the continuation of any payments or benefits hereunder, such payments or benefits shall continue to be provided to the Executive's heirs, executors, administrators or legal representatives.

                  18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Bermuda, without regard to principles of conflict of laws.

                  19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  20. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

                  21. SEPARATE EMPLOYMENT AGREEMENT. The parties hereto agree and acknowledge that this Agreement constitutes a Separate Employment Agreement (as defined in the Original Agreement) and satisfies the requirements of Section 1(b) of the Original Agreement.


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
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                             Endurance Specialty Holdings Ltd.


                                             By: /s/ Kenneth J. LeStrange

                                             Title:   Chief Executive Officer

                                             James Kroner

                                                 /s/ James Kroner

                                                                       EXHIBIT A

                  GENERAL RELEASE AND NONSOLICITATION AGREEMENT

                  This General Release and Nonsolicitation Agreement (this "Release and Nonsolicitation Agreement") is entered into as of __________ between Endurance Specialty Holdings Ltd., a Bermuda company (the "Company"), and James Kroner (the "Executive").

                  WHEREAS, the employment agreement between the Company and the Executive (the "Employment Agreement") has expired and the Executive's employment with the Company is terminating;

                  WHEREAS, the Executive has had 21 days to consider the form of this Release and Nonsolicitation Agreement;

                  WHEREAS, the Company advised the Executive in writing to consult with an attorney before signing this Release and Nonsolicitation Agreement;

                  WHEREAS, the Executive acknowledges that the payments and benefits to be provided to the Executive pursuant to Section 1 of this Release and Nonsolicitation Agreement are in consideration of, and are sufficient to support, the general release set forth in Section 2 of this Release and Nonsolicitation Agreement and the covenants set forth in Section 3 of this Release and Nonsolicitation Agreement; and

                  WHEREAS, the Executive understands that the Company regards the representations and covenants by the Executive in this Release and Nonsolicitation Agreement as material and that the Company is relying on such representations and covenants in providing the Executive with the payments and benefits set forth in Section 1 of this Release and Nonsolicitation Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

                  1. Payments and Benefits. (a) Payments. The Company shall pay to the Executive for each year during the period commencing on the date of the termination of the Executive's employment and ending on December 17, 2006, an amount equal to the Base Salary (as defined in the Employment Agreement), which amount shall be prorated for any partial year during such period of payment. Payment pursuant to this Section 1 shall be in accordance with the Company's executive payroll policy. Notwithstanding any other provision of this Section 1, the amount payable to the Executive under this Section 1 shall be reduced by the amount of salary, bonus or other compensation which the Executive earns from a subsequent employer that relates to the period for which the amount is payable to the Executive under this Section 1; provided, however, that in no event shall the amount payable to the Executive under this Section 1 be reduced to an amount that is less than US $50,000 (such US $50,000 amount being attributable to the consideration paid to the Executive for the general release and being referred to hereinafter as the "General Release Consideration"). The Executive shall use reasonable efforts to seek other employment for this purpose.

                  (b) Continued Vesting of Stock Option. The Option (as defined in the Employment Agreement, dated as of June 29, 2002, between the Company and the Executive (the "Original Agreement")) granted to the Executive at the commencement of the Executive's employment by the Company to purchase from the Company 364,697 Ordinary Shares shall be exercisable in accordance with the 20% Vesting Schedule (as set forth in section 3(c) of the Original Agreement), determined as if the Executive continuously had remained an employee of the Company until December 17, 2006, through and including December 17, 2007 and, to the extent not exercised during such period, the Option shall terminate.

                  (c) Continuation of Benefits. The Employee Benefits (as defined in the Employment Agreement) to which the Executive was entitled on the date of the Executive's termination of employment shall continue until December 17, 2006, subject to such changes thereto as are generally applicable to the executives of the Company from time to time.

                  2. General Release. (a) General. The Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or any division, subsidiary, affiliate or other related entity of the Company (whether or not such entity is wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Release and Nonsolicitation Agreement, including, without limitation, all matters in any way related to the Executive's employment by the Company or any of its affiliates, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive's employment with the Company or any of its affiliates, and including, without limitation, any and all claims arising under (i) The Employment Act 2000, the Human Rights Act 1981 or the Commission for Unity and Racial Equality Act 1996, each enacted in Bermuda and as may be amended from time to time or (ii) the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974, each enacted in the United States and as may be amended from time to time, or any other Bermuda, United States or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Release and Nonsolicitation Agreement shall apply to, or release the Company from, any obligation of the Company contained in the Employment Agreement or this Release and Nonsolicitation Agreement. The General Release Consideration is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that, except for the payments and benefits provided to the Executive under Section 1 of this Release and Nonsolicitation Agreement and as provided in Section 2(b) of this Release and Nonsolicitation Agreement, (i) Executive is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties and (ii) in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Executive. The Executive agrees that the Executive has no present or future right to employment with the Company or any of the other Released Parties.

                  (b) Unenforceability. In the event that the general release set forth in Section 2(a) of this Release and Nonsolicitation Agreement is found by an arbitrator or other appropriate decisionmaker to be unenforceable and the Executive subsequently obtains a monetary award payable by the Company or any of the other Released Parties, the arbitrator or other decisionmaker shall have the authority to reduce such monetary award by the lesser of (i) the General Release Consideration and (ii) the amount of the monetary award.

                  (c) Representations. The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

                  3. Nonsolicitation. (a) General. The Executive acknowledges that in the course of the Executive's employment with the Company the Executive has become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services were of special, unique and extraordinary value to the Company and its subsidiaries. The Executive agrees that during the period commencing on the date of the Executive's termination of employment and ending on December 17, 2006, the Executive shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any Business (as defined in the Employment Agreement) call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries.

                  (b) Reformation. If, at any time of enforcement of this
Section 3, a court or an arbitrator holds that the restrictions stated herein are unreasonable and/or unenforceable under circumstances then existing, the parties hereto agree that the

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maximum period, scope or geographical area reasonable and/or enforceable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Release and Nonsolicitation Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 3.

                  4. Tax Withholding. The Company shall deduct from the amount payable to the Executive pursuant to this Release and Nonsolicitation Agreement the amount of taxes that the Company is required to withhold pursuant to applicable laws, rules and regulations,

                  5. Breach of Agreement. In the event that any provision of
Section 3 of this Release and Nonsolicitation Agreement is not performed by the Executive in accordance with its terms or is otherwise breached by the Executive, the Company immediately shall cease providing the Executive with the payments and benefits set forth in Sections l(a) and (c) of this Release and Nonsolicitation Agreement, other than the General Release Consideration, and the Executive's right to any such payments and benefits immediately shall be forfeited.

                  6. Enforcement. The Executive acknowledges that the Company and its subsidiaries would be damaged irreparably in the event that any provision of Section 3 of this Release and Nonsolicitation Agreement was not performed in accordance with its terms or was otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Executive agrees that the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of such provision and to enforce such provision specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of Bermuda in any action by the Company to enforce an arbitration award against the Executive or to obtain interim injunctive or other relief pending an arbitration decision.

                  7. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS RELEASE AND NONSOLICITATION AGREEMENT, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS RELEASE AND NONSOLICITATION AGREEMENT CAREFULLY, THAT THE EXECUTIVE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT THE EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE AND NONSOLICITATION AGREEMENT, THAT THE EXECUTIVE HAS BEEN ADVISED THAT THE EXECUTIVE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND NONSOLICITATION AGREEMENT AND THAT THE EXECUTIVE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EXECUTIVE'S EXECUTION OF THIS RELEASE AND NONSOLICITATION AGREEMENT, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS

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
SET FORTH IN SECTION 2 OF THIS RELEASE AND NONSOLICITATION AGREEMENT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION.

                  8. Arbitration. Except as otherwise set forth in Section 6 hereof, any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Release and Nonsolicitation Agreement, the breach of this Release and Nonsolicitation Agreement, or otherwise, shall be settled by arbitration in Bermuda administered by the American Arbitration Association, with any such dispute or controversy arising under this Release and Nonsolicitation Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. Notwithstanding any choice of law provision included in this Release and Nonsolicitation Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

                  9. Entire Agreement. The Employment Agreement, this Release and Nonsolicitation Agreement and the Non-Qualified Stock Option Agreement, dated as of December 17, 2002, between the Company and the Executive (the "Option Agreement") constitute the entire understanding between the parties. The Executive has not relied on any oral statements that are not included in the Employment Agreement, this Release and Nonsolicitation Agreement or the Option Agreement.

                  10. Severability. If any provision of this Release and Nonsolicitation Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Release and Nonsolicitation Agreement shall be construed and enforced as if such provision had not been included herein.

                  11. Successors and Assigns. This Release and Nonsolicitation Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. In the event that the Executive shall die at a time when the Executive is entitled to the continuation of any payments or benefits hereunder, such payments or benefits shall continue to be provided to the Executive's heirs, executors, administrators or legal representatives.


                                      A-5
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                  12. Governing Law. This Release and Nonsolicitation Agreement
shall be construed, interpreted and applied in accordance with the internal laws of Bermuda without regard to the principles of conflicts of laws.

                  13. Counterparts. This Release and Nonsolicitation Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Release and Nonsolicitation Agreement as of the date first written above.

                                             Endurance Specialty Holdings Ltd.


                                             By:________________________________

                                             Title: ____________________________


                                             James Kroner


                                             ___________________________________


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